CERTIFICATION OF NON-FOREIGN STATUS



          Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform the transferee (buyer) that withholding of tax is not required upon the disposition of a U.S. real property interest by CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XV, an Illinois limited partnership ("Seller"), the undersigned hereby swears, affirms and certifies the following on behalf of Seller:

          1. Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

          2.   Seller's U.S. employer identification number is 36-331487.

          3.   Seller's office address is:

               c/o JMB Realty Corporation
               900 North Michigan Avenue
               Chicago, Illinois  60611
               Attention:  Mr. Robert J. Chapman

          4. Seller understands that this certification may be disclosed to the Internal Revenue Service by the transferee (buyer) and that any false statement contained herein could be punished by fine, imprisonment, or both.

          Under penalties of perjury, the undersigned declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he further declares that he has the authority to sign this document on behalf of Seller.

          Executed as of the ______ day of October, 1994, at Los Angeles, California.


                    CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XV, an Illinois limited partnership

                    By:  JMB REALTY CORPORATION,
                         a Delaware corporation,
                         General Partner

                         By:
                              Name:  Gary M. Laughlin
                              Title: Authorized Signatory